UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

WILHELMINA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36589	74-2781950
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WHLM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Horst-Dieter Esch and Jeffrey R. Utz each submitted his resignation as a director of Wilhelmina International, Inc. (the “Company”), which resignations became effective on April 1, 2021. Effective April 1, 2021, the Board of Directors of the Company appointed Alexander F. Mehr and Maya Burkenroad as directors of the Company to fill the vacancies created by the resignations of Messrs. Esch and Utz. Neither Mr. Mehr nor Ms. Burkenroad is presently expected to be appointed to any committees of the Board of Directors of the Company.

Mr. Mehr and Ms. Burkenroad were elected to the Board of Directors of the Company as designees of REV Alpha Holdings LLC (“REVAH”) pursuant to a Mutual Support Agreement dated March 31, 2021, between Newcastle Partners, L.P. (“Newcastle LP”) and REVAH. Pursuant to the Mutual Support Agreement, REVAH and Newcastle LP agreed to use their commercially reasonable efforts (including the voting of all of their shares) to cause the Board of Directors of the Company to be comprised of seven directors which include three persons designated by Newcastle LP and two person designated by REVAH. There are no transactions in which either Mr. Mehr or Ms. Burkenroad has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 6, 2021	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ James A. McCarthy
Name: James A. McCarthy
Title: Chief Financial Officer